Exhibit 99.2

SF2I SA

Report of the statutory auditor on the consolidated financial statements as of and for the year ended 2012

Independent Auditor’s Report

Board of Directors

SF2I SA

Geneva, Switzerland

We have audited the accompanying consolidated financial statements of SF2I SA, which comprise the consolidated balance sheet as of December 31, 2012 and the related consolidated statement of income, consolidated statement of cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and presentation of these consolidated financial statements in accordance with the requirements of the consolidation and valuation principles as set out in the notes. This includes the design, implementation, and maintenance of internal control relevant to the preparation and presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements of SF2I SA referred to above which comprise the consolidated balance sheet as of December 31, 2012 and the related consolidated statement of income, consolidated statement of cash flows for the year then ended, and the related notes to the consolidated financial statements presents fairly in accordance with the consolidation and valuation principles as set out in the notes.

Without qualifying our opinion, we draw your attention to note 8 to the consolidated financial statements which mentions an important uncertainty regarding the valuation of trade receivables, loans and investment in Simplex GTP Limited, an associated company. The outcome of this uncertainty cannot be estimated for the moment.

Geneva, November 1, 2013

BDO Ltd

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Enclosures

Consolidated financial statements

SF2I SA

CONSOLIDATED BALANCE SHEET

As of December 31, 2012

CHF
ASSETS
Current assets
Cash & cash equivalents	12,303,926
Trade receivables (net)
Third parties	2,704,714
Associated company	555,782
Work in progress	396,566
Other receivables	98,698
Payroll related receivables	62,536
Loans to shareholders	80,300
Loans to employees	36,000
Loan to a related company	97,500
Prepayments and accrued income	137,312

Total current assets	16,473,334
Non current assets
Intangible assets	469,123
Tangible assets	598,598
Financial assets
Investment in an associated company	226,189
Loan to shareholders	0
Loan to employees	80,000
Loan to a related party	1,852,500
Loans to an associated company	0
Other financial assets	120,145
Total non current assets	3,346,555

TOTAL ASSETS	19,819,889

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Bank overdrafts	553
Trade payables	622,502
Payroll related payables	2,540,661
Taxes payable	410,563
Deferred income	4,169,506
Accrued expenses	197,930
Provisions	548,650

Total liabilities	8,490,365

Shareholders’ equity
Share capital	1,692,000
Legal reserve	744,000
Consolidated reserves	5,458,545
Consolidated profit for the year	3,276,857
Currency translation adjustment	(43,672)

Total equity attributable to shareholders of the parent	11,127,730
Minority interest	201,794

Total shareholders’ equity	11,329,524

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	19,819,889

See accompanying notes

SF2I SA

CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2012

CHF

REVENUE	31,389,459

COST OF GOODS AND SERVICES SOLD	(1,915,908)

GROSS PROFIT	29,473,551

Personnel expenses	(18,145,249)
Depreciation expense	(713,702)
Other operating expenses	(4,551,493)
Increase in provisions	(1,628,613)

Total operating expenses	(25,039,057)

OPERATING PROFIT	4,434,494

Financial expenses	(271,984)
Financial income	598,277
Non operating income	47,529
Share of (loss) / profit of associate	(339,864)

PROFIT BEFORE TAXES	4,468,452

TAXES	(1,127,880)

PROFIT FOR THE YEAR	3,340,572

MINORITY INTEREST IN PROFIT	(63,715)

CONSOLIDATED PROFIT FOR THE YEAR ATTRIBUTABLE TO SHAREHOLDERS OF THE PARENT	3,276,857

See accompanying notes

SF2I SA

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2012

CHF

Cash flows from operating activities
Net income	3,276,857
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	713,702
Provisions for allowances on receivables	1,145,708
Equity in investee loss of unconsolidated affiliate	339,864
Loss attributable to non-controlling interest	63,715
Changes in operating assets and liabilities
Accounts receivable	246,087
Work in progress	229,879
Other assets	(132,284)
Accounts payable	398,383
Accrued expenses	98,652
Deferred revenue	(1,272,523)
Income taxes payable	12,872
Other long term liabilities	452,905

Net cash provided by operating activities	5,573,817

Cash flows from investing activities
Loans repaid by shareholders	106,200
Purchases of tangible assets	(984,398)

Net cash used in investing activities	(878,198)

Cash flows from financing activities
Payment of dividends	(2,500,000)

Net cash used in financing activities	(2,500,000)

Effect of exchange rate changes on cash	(11,938)

Net change in cash	2,183,681

Cash at beginning of year	10,120,245

Cash at end of year	12,303,926

See accompanying notes

SF2I SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2012

1. BASIC PRINCIPLES

The consolidated financial statements were prepared in accordance with Swiss law and the consolidation and valuation principles as set out below. For purpose of inclusion of the consolidated financial statements in this Form 8-K/A, the consolidated statement of cash flows and note 12 were added.

The accounts have been prepared on an accrual basis and under the historical cost convention, unless stated otherwise. All consolidated companies and associates have a December 31 accounting year-end.

The consolidated financial statements are derived from the annual financial statements of the affiliated companies. These financial statements include the formation and release of reserves driven by tax considerations (“hidden reserves”) (see note 9).

2. SCOPE OF CONSOLIDATION

The consolidated financial statements comprise those of SF2I SA and of its affiliated companies (the Group). Associates are shown at equity.

2.1 Affiliated companies

Companies, in which the Group has the power to exercise control, are fully consolidated on the basis of their statutory accounts. This applies irrespective of the percentage of the participation in the share capital. Control refers to the power to govern the financial and operating policies of an affiliated company so as to obtain the benefits from its activities. Minority interests are shown as a component of equity in the consolidated balance sheet and the share of the profit attributable to minority interest is shown as a component of profit for the period in the consolidated statement of income.

2.2 Associates

Companies where the Group has the power to exercise a significant influence but does not exercise control are accounted for by the equity method on the basis of their statutory accounts. Significant influence is presumed to exist when the Group holds between 20 and 50 percent of the voting power of another entity.

2.3 List of the affiliated companies and associates

Affiliated company	Domicile	Consolidation Treatment	Group’s share in capital
STERCI SA	Geneva, Switzerland	FC	100%
S.A.S STERCI France	Paris, France	FC	65%
STERCI Asia Pte. Ltd.	Singapore	FC	100%
STERCI Canada Inc.	Toronto, Canada	FC 1	100%
STERCI USA INC.	New York, USA	FC 2	100%
STERCI Deutschland GmbH	Frankfurt am Main, Germany	FC 3	100%
Associates
Simplex GTP Limited	London, United Kingdom	EM	51%

FC – Fully consolidated

FC 1 – Fully consolidated (First financial period 06.17.2010 to 12.31.2011)

FC 2 – Fully consolidated (First financial period 01.01.2012 to 12.31.2012)

FC 3 – Fully consolidated (First financial period 12.01.2012 to 12.31.2012)

EM – Equity method (Despite the fact that the Group holds 51% of the voting rights of Simplex GTP Limited, it does not control the Board of Directors or the executive management. A shareholder majority of at least 65% is required for all important business decisions).

3. GOODWILL

Goodwill arising on acquisition of investments in affiliated companies and associates is compensated with the consolidation reserves included in equity.

Goodwill is calculated by deducting from the cost of an acquisition the Group’s share of the book value of the net identifiable assets of the entities where the parent has control.

During 2011, the Group purchased an additional (26%) share in the capital of Simplex GTP Limited. The goodwill arising from this transaction of CHF 27,875 was recorded as a reduction to consolidation reserves in 2011. There were no new acquisitions during 2012.

4. FOREIGN CURRENCY TRANSLATION

All company balance sheets in foreign currencies are translated into Swiss francs at the year-end exchange rates as per 31 December. The profit and loss accounts of these companies are translated at the average annual exchange rates. The differences between the opening and the closing balance sheets and the differences arising from the use of different exchange rates in the balance sheet and the profit and loss accounts are shown as currency translation adjustment without affecting profit and loss.

4.1 Exchange rates

2012
Balance sheet	EUR 1	= CHF 1.2068
	SGD 1	= CHF 0.749355
	CAD 1	= CHF 0.919326
	USD 1	= CHF 0.915351

Profit and loss account	EUR 1	= CHF 1.205307
	SGD 1	= CHF 0.75065019
	CAD 1	= CHF 0.938311
	USD 1	= CHF 0.937918

5. VALUATION METHODS

5.1 Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and fixed deposits with a term to maturity of less than 90 days. They are stated at nominal value.

5.2 Trade receivables (net)

Trade receivables are stated at their nominal value, less appropriate bad debt allowance and hidden reserves.

5.3 Work in progress

Work in progress is valued in accordance with the progress of completion (issued invoices deducted) with a maximum amount which is equal to the amount which can be invoiced to the customer.

5.4 Loans

Current and non current loans are stated at nominal value, less appropriate bad debt allowance.

5.5 Tangible assets

Tangible assets are measured at cost less required depreciation. Depreciation is booked on a straight-line basis over the useful life of the asset.

The useful lives of tangible assets are as follows:

Installation	2-5 Years
Software	2 years
Hardware	2 years
Furniture	3 years
Vehicles	5 years

5.6 Investments in associates

Investment in an associate is initially recorded at cost and subsequently adjusted to reflect the investor’s share of the net assets of the associate.

5.7 Trade payables / Other payables

Trade payables and other payables are stated at nominal value.

6. TRADE RECEIVABLES (NET)

CHF
Trade receivables	3,743,244
Bad debt allowance	(279,418)
Hidden reserves (see note 9)	(203,330)

Trade receivables (net)	3,260,496

Trade receivables (net)
Third parties	2,704,714
Associated company	555,782

3,260,496

Trade receivables (net) – Associated company of CHF 555,782 relate to Simplex GTP Limited (see notes 3 and 8).

7. DEFERRED INCOME

CHF
Deferred income from licenses (see note 9)	2,531,178
Other deferred income	1,638,328

Deferred income	4,169,506

The deferred income mentioned in the consolidated balance sheet includes the income from licenses which is recognized only the following year (hidden reserves).

8. UNCERTAINTY RELATED TO SIMPLEX GTP LIMITED

As explained under note 3, the Group owns 51% of the shares in Simplex GTP Limited (associated company). The consolidated balance sheet as of December 31, 2012 includes the following positions regarding Simplex GTP Limited:

CHF
Trade receivables Simplex GTP Limited	763,147
Bad debt allowance	(207,365)

Net Value	555,782

Loans to Simplex GTP Limited	2,889,585
Provision on loan	(2,889,585)

Net value	0

Investment in Simplex GTP Limited using the equity method	226,189

With regards to the financial situation of the company, the Group has made provisions against loans and receivables from Simplex GTP Limited as shown above. Management considers these provisions as sufficient. However, despite the expected future profitability, there remains an important uncertainty as to the valuation of the above positions.

9. HIDDEN RESERVES

Hidden reserves included in the consolidated financial statements are related exclusively to the affiliated company STERCI SA, 100% owned by the Group, and are summarized below:

CHF
Trade receivables (see note 6)	203,330
Provision on contracts	548,650
Deferred income from licenses (see note 7)	2,531,178

3,283,158
Tax effect (25%)	(820,790)

Hidden reserves after tax effect	2,462,368

The net release of hidden reserves in 2012, after tax effect, amounts to CHF 571,284.

10. GUARANTEES IN FAVOUR OF THIRD PARTIES

CHF
Guarantee in favour of “Office Cantonal de l’Emploi”	50,000

11. LEASE COMMITMENTS

CHF
Lease commitments	24,100

12. SUMMARY OF SIGNIFICANT DIFFERENCE BETWEEN SWISS GAAP AND US GAAP

The Group prepares its consolidated financial statements under the requirements of Swiss law which reflect an application of Swiss accounting principles, which differ in certain respects from accounting principles generally accepted in the United States (“US GAAP”). A summary of significant differences between Swiss accounting principles and US GAAP are described below.

Revenue Recognition

US GAAP revenue recognition principles are substantially more complex and more restrictive than under Swiss accounting principles.

Broadly, Group revenues would fall under two general accounting frameworks under US GAAP: transactions covered by software revenue recognition principles and transactions covered by general (non-software) revenue recognition principles.

Under US GAAP, software arrangements would require that certain basic criteria be met before any revenue could be recognized. Those criteria include persuasive evidence of a customer arrangement, a fixed and determinable customer fee for which collection was probable and delivery to the customer. Further, multiple element software arrangements such as the Group transact in, which typically includes a software license, professional services and on-going support and maintenance, would be subject to a strict US GAAP valuation methodology based on vendor specific evidence (VSOE) of fair value. VSOE is the price normally charged by a vendor when it sells an item separately. A vendor that is unable to assert VSOE for professional services and on-going support and maintenance would generally be precluded from recognizing any up-front revenue (such as on the delivery of the license) and instead would recognize revenue over some period of project performance. Based on the historical pricing practices of the Group, it would be unable to assert VSOE under US GAAP.

Non software arrangements would generally be subject to the same basic recognition criteria as noted above for software arrangements before any revenue could be recognized. However, absent the ability to assert VSOE in a sales arrangement involving multiple elements, revenue could be allocated based on third party evidence of fair value or based on a best estimate of selling price if third party evidence of fair value was unobtainable. In determining whether separate elements of an arrangement qualify for stand-alone revenue recognition, a vendor must consider whether the element has value to the customer on a stand-alone basis. An element typically has value on a stand-alone basis when it is sold separately by the vendor (or any other vendor) or the deliverables could be resold by the customer.

US GAAP revenue recognition principles would have the anticipated effect of precluding Group recognition of up-front revenues in a multiple-element arrangement or in transactions where separate elements did not have stand-alone value. Revenues associated with a single element arrangement (such as a services only transaction) would generally be recognized upon delivery assuming the basic recognition criteria had been met.

Deferred Taxes

The determination of Swiss taxable income is very strongly linked to Swiss accounting principles. Accordingly, there are rarely differences between the tax basis of assets and liabilities for financial reporting purposes and for tax purposes. Further, Swiss accounting principles permit the use of “hidden reserves” (discussed further below) for financial reporting purposes as long as adequate financial statement disclosure is made (see Note 9). Hidden reserves would be precluded under US GAAP.

Under US GAAP, deferred tax assets and deferred tax liabilities are recorded for any differences in the tax basis and the financial reporting basis of the underlying item, at the tax rates expected to be in effect when the differences reverse.

US GAAP principles would have the anticipated effect of the recognition of certain deferred tax liabilities for financial reporting purposes, through the elimination of the use of hidden reserves.

Hidden Reserves

Swiss accounting principles permit the use of “hidden reserves” for financial reporting purposes as long as adequate financial statement disclosure is made (see Note 9). For the Group, hidden reserves have the effect of understating the value of certain assets (such as trade receivables) and overstating the value of certain liabilities (such as deferred revenue).

Under US GAAP, the use of hidden reserves such as these would be precluded. Reserves against trade receivable balances would be established based on an overall assessment of collectability and would consider such factors as customer specific situations and historical collection experiences. Deferred revenue would arise, and be recorded, based on the difference between amounts billed to customers and amounts qualifying for recognition as revenue under US GAAP principles.

Goodwill

Under Swiss accounting principles, goodwill arising on the acquisition of affiliated companies and associates is recognized within consolidation reserves as a component of shareholders equity.

Under US GAAP, goodwill arises in a business combination when the fair value of consideration issued exceeds the fair value of assets acquired and liabilities assumed. Goodwill would be recorded in the consolidated financial statements as a non-current intangible asset and would be reviewed, at least annually, for impairment. Impairment losses, to the extent arising, would be recorded as an operating expense in the period incurred.

Retirement Plans

The Group operates a benefit plan for Swiss-based employees, under which employee and employer contributions are contributed to a third-party retirement fund. Contributions are expensed as incurred and, under Swiss accounting principles, the plan is accounted for as a defined contribution arrangement.

Under US GAAP, such plans are commonly required to be accounted for as a defined benefit plan arrangement, as a result of certain government stipulated minimum benefit guarantees. Under US GAAP, the overall funded or unfunded status of a defined benefit plan is reflected in the consolidated balance sheet, measured as the difference between the fair value of plan assets and the overall benefit obligation. Changes in the funded status of a plan arising during the financial reporting period that are not yet recognized as a component of net periodic pension cost are recognized in shareholders’ equity as a component of accumulated other comprehensive income, net of tax.